[WACHOVIA LOGO]	The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 12/31/02 Determination Date: 01/10/03 Distribution Date: 01/15/03 3

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-5	60935FAT7	7.17000%	17,989,000.00	9,019,381.49	53,890.80	1,783,208.48	0.00	1,837,099.28	7,236,173.01
Factors per Thousand					2.99576408	99.12771583		102.12347990	402.25543443
B	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72	0.00	0.00	52,684.72	7,526,389.08
Factors per Thousand					3.90257185	0.00000000		3.90257185	557.51030222
M-1	60935FAU4	7.27000%	22,500,000.00	12,543,981.79	75,995.62	0.00	0.00	75,995.62	12,543,981.79
Factors per Thousand					3.37758311	0.00000000		3.37758311	557.51030178
M-2	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21	0.00	0.00	66,160.21	10,592,695.74
Factors per Thousand					3.48211632	0.00000000		3.48211632	557.51030211
Pool I			200,000,000.00	39,682,448.10	248,731.35	1,783,208.48	0.00	2,031,939.83	37,899,239.62
Totals					1.24365675	8.91604240		10.15969915	189.49619810
GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand
Totals			200,000,000.00	39,682,448.10	248,731.35	1,783,208.48	0.00	2,031,939.83	37,899,239.62

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

[WACHOVIA LOGO]	The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 12/31/02 Determination Date: 01/10/03 Distribution Date: 01/15/03 3

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount

A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	0.00	0.00
A-5	53,890.80	0.00
B	52,684.72	0.00
M-1	75,995.62	0.00
M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

[WACHOVIA LOGO]	The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 12/31/02 Determination Date: 01/10/03 Distribution Date: 01/15/03 3

Schedule of Remittance

Aggregate Amount Received	2,191,960.33
Monthly Advance (incl. Comp Int.)	25,907.83
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(9,036.04)
(Contingency Fee)	(9,036.04)
(Late Charges)	(21,630.78)
(Escrow)	(12,294.90)

(26,089.93)
Available Remittance Amount	2,165,870.40

EXHIBIT O	Outstanding Balance	43,920,350.88
	# Accounts	2,195

Fees
Contingency Fee	9,036.04
Expense Account	1,322.75
FHA Premium Amount	1,598.19
Servicer Fee	9,036.04

Prior Three Months Weighted Average Mortgage Interest Rates

9/02	10/02	11/02
13.761%	13.763%	13.759%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	354	6,710,618.46	15.28%
Delinquent 30-59 Days	76	1,452,840.19	3.31%
Delinquent 60-89 Days	34	301,322.64	0.69%
Delinquent 90 and over	25	360,028.87	0.82%
Loans in Foreclosure	10	284,098.21	0.65%
REO Property	4	190,403.05	0.43%

Totals	503	9,299,311.42	21.17%

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

[WACHOVIA LOGO]	The Money Store Residential Loan Notes Series 1998-I Statement To Certificateholder	Record Date: 12/31/02 Determination Date: 01/10/03 Distribution Date: 01/15/03 3

Collateral Information

Accelerated Principal Distribution		122,872.98
Adjusted Mortgage Interest Rate		12.219
Aggregate Beginning Principal Balance of Loans		45,703,559.36
Aggregate Ending Principal Balance of Loans		43,920,350.88
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct		1,598.19
Available Maximum Subordination Amount		7,604,173.00
Compensating Interest		183.24
Curtailments		122,522.15
Excess and Monthly Payments		157,932.46
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		15,212.94
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		497,150.49
Payments and Reimbursments to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		0.00
section 4.04 (f)I		18,072.08
Payment of Certificate Remittance Amount (Owner Trustee)		131,009.62
Principal Prepayments (Number / Amount)	87	1,323,064.81
Realized Losses (Current / Cumulative)	179,689.06	29,301,539.65
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		6,021,111.26
WAC		13.759%
WAM		174.992
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.578%
Trigger Event Calculation
1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		2.59%
(ii) Senior Enhancement Percentage		83.52%
2. Both(a) and (b) occur	Yes
(a) Either (x) or (y) occur		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.80%
(y) The Cumulative Realized Losses exceeds $28,200,000		29,301,539.65
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.80%
(y) The Cumulative Realized Losses exceed $9,400,000		29,301,539.65
If 1) or 2) is “YES” then trigger event is in effect	Yes

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372